Exhibit 4.8.72 - Document List - CATALOGUE OF INTERIOR DECORATION 1

	Drawing List		Page 1	Total 1
Building Owner	Shenyang Sunshine Pharmaceutical Company Limited	Design No.	Project No.	Q558
Project Title	New Plant Project of Shenyang Sunshine Pharmaceutical Company Limited	Sub-project Title	Design Item	Clean Decoration /Secondary Construction Design
Drawing No.		Drawing Title	Size	Remark
D Wen-558-2		DRAWING LIST	A1
D-558-AP-2#		STRUCTURAL PLAN OF THE SECOND FLOOR	A1	ORIGINAL DESIGN CONSULTANT: E09-061305-6
D-558-AC-2#		PLAN OF CEILING OF THE SECOND FLOOR	A1	ORIGINAL DESIGN CONSULTANT: E09-061305-5
D-558-AW-2#		ELEVATION OF WALLBOARD OF THE SECOND FLOOR	A1	ADDED LATER
D-558-DW-2#		GROUND DISTRIBUTION DIAGRAM OF THE SECOND FLOOR	A1
D-558-DB-2#		CEILING AREA DISTRIBUTION DIAGRAM OF THE SECOND FLOOR	A1
D-558-JB-2#		CLEAN AREA DISTRIBUTION DIAGRAM OF THE SECOND FLOOR	A1
D-558-ZX-2#		PEDESTRIAN AND MATERIAL FLOW DIAGRAM OF THE SECOND FLOOR	A1
D-558-HS-2#		DOOR INTERLOCKING DISTRIBUTION DIAGRAM OF THE SECOND FLOOR	A1
D-558-D-2#		DOORS LIST	A4
D-558-AP-1#		STRUCTURAL PLAN OF THE FIRST FLOOR	A1	ORIGINAL DESIGN CONSULTANT: E09-061305-3
D-558-AC-1#		PLAN OF CEILING OF THE FIRST FLOOR	A1	ORIGINAL DESIGN CONSULTANT: E09-061305-4
D-558-AW-1#		ELEVATION OF WALLBOARD OF THE FIRST FLOOR	A1	ADDED LATER
D-558-DW-1#		GROUND DISTRIBUTION DIAGRAM OF THE FIRST FLOOR	A2
D-558-DB-1#		CEILING AREA DISTRIBUTION DIAGRAM OF THE FIRST FLOOR	A1
D-558-JB-1#		CLEAN AREA DISTRIBUTION DIAGRAM OF THE FIRST FLOOR	A1
D-558-ZX-1#		PEDESTRIAN AND MATERIAL FLOW DIAGRAM OF THE FIRST FLOOR	A1
D-558-HS-1#		DOOR INTERLOCKING DISTRIBUTION DIAGRAM OF THE FIRST FLOOR	A2
D-558-D-1#		DOORS LIST	A2
D-558-JD		DETAILED DRAWING OF INSTALLATION NODE	A2
D-558-SD/OD		DETAILED DRAWING OF DOORS	A2

Project Principal	Checked by	Authorized by	Date	2009.05.15